Exhibit 77(q)(1)

                                    Exhibits

(e)(1) Amended Schedule A with respect to the Investment Management Agreement between ING Strategic Allocation Portfolios, Inc. and ING Investments, LLC is incorporated by reference to Post-Effective Amendment No. 20 to the Registrant's Form N-1A Registration Statement filed on April 30, 2004.
(e)(2) Amended Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. is incorporated by reference to Post-Effective Amendment No. 20 to the Registrant's Form N-1A Registration Statement filed on April 30, 2004.
(e)(3) Restated Expense Limitation Agreement effective August 1, 2003, by and between ING Investments, LLC and ING Strategic Allocation Portfolios, Inc. Post-Effective Amendment No. 20 is incorporated by reference to the Registrant's Form N-1A Registration Statement filed on April 30, 2004.
(e)(4) Amended Schedule A with respect to the Restated Expense Limitation Agreement by and between ING Investments, LLC and ING Strategic Allocation Portfolios, Inc. is incorporated by reference to Post-Effective Amendment No. 20 to the Registrant's Form N-1A Registration Statement filed on April 30, 2004.